UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2022

Hostess Brands, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-37540	47-4168492
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7905 Quivira Road Lenexa, KS	66215
(Address of principal executive offices)	(Zip Code)

(816) 701-4600

(Registrant’s telephone number, including area code)

7905 Quivira Lenexa, Kansas 66215

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of exchange on which registered
Class A Common Stock, par value $0.0001 per share	TWNK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 13(a) of the Exchange Act.

Item 5.02. Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 7, 2022, Hostess Brands, Inc. (the “Company”) announced the appointment of Travis Leonard as Executive Vice President and Chief Financial Officer, effective May 11, 2022.

Mr. Leonard, 49, previously served as senior vice president and CFO of the medical segment at Cardinal Health, from 2021 to 2022 and in other roles at Cardinal Health from 2018. Previously, he served in various finance and corporate audit roles at Cargill (from 2011 to 2018) and at Kraft Foods (from 1997 to 2011).

Under the terms of his employment, as agreed with the Company, Mr. Leonard will be entitled to (i) an initial annual base salary of $450,000, (ii) a target cash bonus opportunity under the Company’s short-term incentive plan at 75% of his base salary, subject to such terms as set by the Talent & Compensation Committee of the Company’s Board of Directors, (iii) a sign-on equity award in the form of a one-time grant of restricted stock units under the Hostess Brands, Inc. 2016 Equity Incentive Plan (“Equity Plan”) with a grant date value of $300,000 that will vest on the first anniversary of grant (with a provision for acceleration or cash payout in the event Mr. Leonard is terminated without cause prior to the vesting), and (iv) a sign-on cash bonus in the amount of $250,000 subject to repayment if Mr. Leonard resigns or is terminated for cause during the first twenty-four months of employment. Mr. Leonard will be eligible to participate in the Equity Plan with an initial award for 2022 expected to be comprised of a blend of restricted stock units and performance stock units with an aggregate grant date value of $700,000, prorated based on his employment start date. For 2023 and beyond, it is expected that Mr. Leonard’s long-term incentive compensation will have an aggregate grant date vale of not less than $750,000. All equity awards will be subject to approval by the Talent & Compensation Committee of the Company’s Board of Directors. Mr. Leonard will receive relocation assistance and be eligible to participate in the Company’s health insurance, 401(k) plan and Key Executive Severance Benefit Plan. The description of the Key Executive Severance Benefit Plan set forth in the Company’s Definitive Proxy Statement on Schedule 14A for its 2020 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 30, 2021 is incorporated by reference herein.

There is no arrangement or understanding between Mr. Leonard and any other person pursuant to which Mr. Leonard was selected as an officer, nor is he party to any related party transactions required to be reported pursuant to Item 404(a) of Regulation S-K. Mr. Leonard has no family relationships with any of the Company’s directors or executive officers.

Upon Mr. Leonard’s commencement of employment, he will be the Company’s principal financial officer. Michael J. Gernigin, the Company’s Senior Vice President, Chief Accounting Officer & Interim Chief Financial Officer will cease his role as principal financial officer but will continue to serve as the Company’s principal accounting officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

HOSTESS BRANDS, INC.

Date: April 7, 2022	By:	/s/ Andrew P. Callahan
	Name:	Andrew P. Callahan
	Title:	President and Chief Executive Officer